Exhibit 99.1

Autobytel Reports Fourth Quarter and Full Year 2009 Financial Results

Highest gross margin in ten quarters; Operating costs continue to decline;
Balance sheet remains strong and flexible

IRVINE, Calif., February 25, 2010 -- Autobytel Inc. (Nasdaq:ABTL), a leader in providing online consumer leads and marketing resources to auto dealers and manufacturers, today announced financial results for the fourth quarter and full year ended December 31, 2009.

The company reported a net loss of $970,000, or $0.02 per share, for the 2009 fourth quarter.  For the 2008 fourth quarter, Autobytel reported a net loss of $15.1 million, or $0.34 per share, including severance-related costs of $5.1 million and non-cash impairment charges totaling $5.5 million.  Excluding the severance-related costs and non-cash impairment charges, net loss for the 2008 fourth quarter would have been $4.5 million, or $0.10 per share. For purposes of financial reporting, revenues and expenses related to Autobytel’s AVV business, which was sold in the first quarter of 2008, have been accounted for in discontinued operations.

Loss from continuing operations was reduced to $985,000 for the fourth quarter of 2009, from $1.2 million for the preceding 2009 third quarter and $15.1 million for the fourth quarter of 2008, which included the severance-related costs and non-cash impairment charges disclosed above.  Excluding these charges, loss from continuing operations would have been $4.5 million for the fourth quarter of 2008.

Revenue for the 2009 fourth quarter was $12.3 million, down from $13.4 million for the 2009 third quarter, related in part to normal seasonality, as well as the “Cash for Clunkers” program, which accelerated vehicle purchases from the fourth quarter into the third quarter.  Revenues for the 2008 fourth quarter were $14.2 million.

Auto lead referral revenue decreased approximately 7% from the third quarter of 2009 and approximately 7% from the same period a year ago, reflecting continued weakness in the general economy and automotive sector.  Additionally, dealer lead demand in the 2009 fourth quarter was impacted by lack of inventory, primarily related to “Cash for Clunkers” and to the delayed arrival of 2010 vehicles to dealer showrooms.  Advertising revenue declined slightly to $1.4 million for the 2009 fourth quarter, from $1.6 million for the 2009 third quarter and $1.9 million for 2008 fourth quarter.

“Several important metrics, including gross profit, and the significant reduction in the company’s net loss, exceeded our expectations in the 2009 fourth quarter,” said Jeffrey H. Coats, President and Chief Executive Officer.  “By returning to our core auto lead generation business and taking significant steps to ensure that we are operating as efficiently as possible, we have made significant headway toward achieving profitability.”

“One of the most substantial improvements we’ve made during the past year is generating more leads directly from our websites.  Not only has this lessened our dependence on third party lead providers and reduced our cost base, but has allowed us to post our highest quarterly gross margin since the second quarter of 2007,” Coats said.

Gross profit margin increased to 39.1% for the 2009 fourth quarter, up from 35.5% in the 2009 third quarter.  Excluding severance costs and the non-cash impairment charges, gross profit margin was 32.2% in the 2008 fourth quarter.  The substantial improvement in gross profit margin primarily resulted from the curtailment of various retail auto lead promotions, a decrease in auto lead supply costs and recent increases in direct-to-site lead generation from the company's owned websites, which carry better margins than leads acquired from third parties.

Total operating expenses decreased approximately 5% in the 2009 fourth quarter to $5.9 million, from $6.2 million for the preceding third quarter.  Total operating expenses for the fourth quarter of 2008 were $15.3 million, or $9.3 million, excluding the severance-related costs and non-cash impairment charges.

Operating expenses as a percentage of total revenue were 48% for the 2009 fourth quarter, versus 46% for the 2009 third quarter.  For the fourth quarter of 2008, operating expenses as a percentage of total revenue were 107%, or 65%, excluding the severance-related costs and non-cash impairment charges.

Full Year 2009 Results
Autobytel reported a net loss of $2.4 million, or $0.05 per share, for 2009, including $1.2 million in income from discontinued operations.  For 2008, net loss was $79.9 million, or $1.81 per share, including severance-related costs of $6.9 million, non-cash impairment charges totaling $57.6 million and $4.4 million in income from discontinued operations.  Excluding the severance-related costs and non-cash impairment charges, net loss for 2008 would have been $15.5 million, or $0.35 per share.

Loss from continuing operations was $3.6 million for 2009, compared with $84.3 million for 2008, which included the severance-related costs and non-cash impairment charges disclosed above.  Excluding these charges, loss from continuing operations would have been $19.9 million for 2008.

Revenue for 2009 totaled $52.9 million, compared with $71.2 million for 2008.

Cash and cash equivalents totaled $25.1 million at December 21, 2009, roughly equal to $25.2 million at September 30, 2009.  There is no debt on Autobytel's balance sheet.

“During 2009, our focus was on recovering Autobytel’s leadership position by returning to the basics and providing increasing value to our dealer and manufacturer customers,” Coats said.  “Internally generated auto referrals are up, dealer count is beginning to show signs of improvement and we generated positive cash flow for the months of November and December.  I am very pleased by the progress we have made and believe that Autobytel is now ready to pursue  new opportunities, as we look to grow our franchise and achieve our goal of returning to  profitability.”

Previous Misstatement of Income Taxes
While there was no impact on the net losses or to the balance sheet for these periods, during the second and third quarters of 2009, the company’s income taxes were misstated, with the benefit for income taxes from continuing operations higher than actually reported and an offsetting like amount recorded in provision for income taxes from discontinued operations.  Corrections to each of those items are provided in the tables to this release.

Conference Call
Autobytel management will host a conference call today at 5 p.m. ET/2 p.m. PT to discuss its 2009 fourth quarter financial results.  Interested parties may participate in the live call by dialing 877-672-6099, conference ID 56585057.  The audio broadcast will also be available through a live webcast at www.autobytel.com (click on "Investor Relations" and then click on "Conference Calls").  Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.  For those unable to listen to the live broadcast, the call will be archived for one year on Autobytel's website.  A telephone replay of the call will also be available through March 4, 2010 by dialing 800-642-1687 and entering conference ID 56585057.  The slides that will be referenced during the call will be available on the company’s website at www.autobytel.com (click on "Investor Relations" and under "News and Events" click on "Presentations").

Note about Non-GAAP Financial Measures
Autobytel has disclosed certain non-GAAP financial measures for the 2008 fourth quarter and full year  within this press release, including net loss, operating loss from continuing operations, gross margin, total operating expenses and operating expenses as a percentage of total revenue.  These non-GAAP measures are discussed in this release both as reported (in accordance with generally accepted accounting principles in the U.S., or GAAP) and excluding the impact of severance-related costs and non-cash impairment charges in the fourth quarter of 2008.  Because of their nature and magnitude, Autobytel believes these items should be presented separately to enhance understanding of the company’s ongoing operations.  The management of Autobytel believes that these non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations.  A table providing a reconciliation of non-GAAP net loss, operating loss from continuing operations, gross margin, total operating expenses and operating expenses as a percentage of total revenue to their closest GAAP measures, is included at the end of this press release.

About Autobytel Inc.
Autobytel Inc. (NASDAQ: ABTL), a leading automotive marketing services company, pioneered the automotive Internet when it launched Autobytel.com in 1995.  Since then, the company has helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers, and helped every major automaker market its brand online.  Today, through its flagship website Autobytel.com®, its network of automotive sites including Autoweb.com®, AutoSite.com®, Car.comsm, CarSmart.com®, CarTV.com®, and MyRide.com®, and its respected online partners, Autobytel continues its dedication to innovating the industry’s highest quality Internet programs to provide consumers with a comprehensive and positive automotive research and purchasing experience, and auto dealers, dealer groups and auto manufacturers with one of the industry’s most productive and cost-effective customer referral and marketing programs.

Forward-Looking Statement Disclaimer
The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain assumptions and certain risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the financial condition of automobile manufacturers and dealers, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure of new products and services to meet expectations, failure to retain key employees or attract and integrate new employees, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of legal matters, including, defending lawsuits and undertaking investigations and related matters, and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of the stock.  In addition, the current year financial information could be subject to a change as a result of subsequent events or the finalization of our financial statement close which culminates with the filing of our Form 10-K.

# # #

(Financial tables follow)

Contact:

Jim Helberg, Media relations
949.862.1395
jimh@autobytel.com

Crystal Hartwell, Investor and media relations
949.437.4755
crystalh@autobytel.com

PondelWilkinson Inc., Investor relations
Roger Pondel/Laurie Berman
310.279.5980
investor@pondel.com

Melanie Webber, Media relations
mWEBB Communications
949.307.1723
melanie@mwebbcom.com

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per-share data)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$ 25,097	$ 27,393
Accounts receivable, net of allowances for bad debts and customer credits of $1,107 and $1,277, at December 31, 2009 and December 31, 2008, respectively	8,573	10,047
Prepaid expenses and other current assets	594	1,378
Total current assets	34,264	38,818
Property and equipment, net	1,003	2,421
Investment and other assets	123	763
Total assets	$ 35,390	$ 42,002

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 2,539	$ 3,579
Accrued expenses and other current liabilities	4,028	6,432
Deferred revenues	603	1,835
Total current liabilities	7,170	11,846
Non-current liabilities	79	181
Total liabilities	7,249	12,027

Commitements and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized;
45,168,706 and 45,219,679 shares issued and outstanding, as of December 31, 2009 and December 31, 2008, respectively	45	45
Additional paid-in capital	301,831	300,720
Accumulated other comprehensive income	-	568
Accumulated deficit	(273,735)	(271,358)
Total stockholders' equity	28,141	29,975
Total liabilities and stockholders' equity	$ 35,390	$ 42,002

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except per-share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenues:
Lead fees	$ 10,807	$ 12,259	$ 46,236	$ 63,169
Advertising	1,408	1,888	6,508	7,794
Other revenues	35	59	174	196
Total net revenues	12,250	14,206	52,918	71,159
Cost of revenues (excludes depreciation of $229 and $616 for the three months ended December 31, 2009 and 2008, respectively, and $1,088 and $1,844 for the twelve months ended December 31, 2009 and 2008, respectively)	7,463	14,238	33,986	51,384
Gross profit	4,787	(32)	18,932	19,775

Operating expenses
Sales and marketing	2,596	3,527	10,179	17,997
Technology support	1,200	4,079	5,244	15,391
General and administrative	2,113	7,607	11,591	22,635
Patent litigation settlement	(44)	42	(2,892)	(2,667)
Goodwill impairment	-	-	-	52,074
Total operating expenses	5,865	15,255	24,122	105,430
Operating loss	(1,078)	(15,287)	(5,190)	(85,655)
Interest and other income	114	229	1,028	1,346
Provision (benefit) for income taxes	21	-	(606)	-
Loss from continuing operations	(985)	(15,058)	(3,556)	(84,309)
Discontinued operations, net	15	4	1,179	4,393
Net loss	$ (970)	$ (15,054)	$ (2,377)	$ (79,916)

Basic and diluted loss per common share:
Loss from continuing operations	$ (0.02)	$ (0.34)	$ (0.08)	$ (1.91)
Discontinued operations, net	-	-	$ 0.03	0.10
Basic and diluted loss per common share	$ (0.02)	$ (0.34)	$ (0.05)	$ (1.81)

Comprehensive loss
Net loss	$ (970)	$ (15,054)	$ (2,377)	$ (79,916)
Unrealized loss from investment	-	(112)	-	(118)
Comprehensive loss	$ (970)	$ (15,166)	$ (2,377)	$ (80,034)

AUTOBYTEL INC.
Reconciliations of Net Loss, Loss from Continuing Operations, Gross Profit Margin, and Total Operating Expenses
(Amounts in thousands, except per-share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2008	Earnings Per Share	December 31, 2008	Earnings Per Share

Net Loss	$ (15,054)	$ (0.34)	$ (79,916)	$ (1.81)
Severance-related costs	5,102	0.12	6,864	0.16
Impairment charges	5,500	0.12	57,574	1.31
Net Loss, excluding severance
and impairment charges	$ (4,452)	$ (0.10)	$ (15,478)	$ (0.35)

	Three Months Ended		Twelve Months Ended
	December 31, 2008	Earnings Per Share	December 31, 2008	Earnings Per Share

Loss from continuing operations	$ (15,058)	$ (0.34)	$ (84,309)	$ (1.91)
Severance-related costs	5,102	0.12	6,864	0.16
Impairment charges	5,500	0.12	57,574	1.31
Loss from continuing operations, excluding
severance and impairment charges	$ (4,456)	$ (0.10)	$ (19,871)	$ (0.45)

	Three Months Ended
	December 31, 2008	Margin %

Gross profit	$ (32)	-0.2%
Severance-related costs	300	2.1%
Impairment charges	4,300	30.3%
Gross profit, excluding
severance and impairment charges	$ 4,568	32.2%

	Three Months Ended
	December 31, 2008	% of Revenues

Total net revenues	$ 14,206	100%

Operating expenses	15,255	107%
Severance-related costs	(4,802)	-34%
Impairment charges	(1,200)	-8%
Gross profit, excluding
severance and impairment charges	$ 9,253	65%

AUTOBYTEL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except per-share data)

The following tables set forth selected statements of operations and comprehensive loss data, presenting previously reported amounts and amounts as corrected for the three and six month periods ended June 30, 2009 and the three and nine month periods ended September 30, 2009.

	Three Months Ended			Six Months Ended
	June 30, 2009			June 30, 2009

	As Previously Reported	Correction of Error	As Corrected For Error	As Previously Reported	Correction of Error	As Corrected For Error

Operating loss	$ (2,199)	$ -	$ (2,199)	$ (2,702)	$ -	$ (2,702)
Interest and other income	675	-	675	821	-	821
(Benefit) Provision for income taxes	-	(495)	(495)	-	(495)	(495)
Loss from continuing operations	(1,524)	495	(1,029)	(1,881)	495	(1,386)
Discontinued operations, net	1,273	(495)	778	1,273	(495)	778
Net loss	$ (251)	$ -	$ (251)	$ (608)	$ -	$ (608)

Basic and diluted loss per common share:
Loss from continuing operations	$ (0.03)	$ 0.01	$ (0.02)	$ (0.04)	$ 0.01	$ (0.03)
Discontinued operations, net	0.03	(0.01)	0.02	0.03	(0.01)	0.02
Basic and diluted loss per common share	$ (0.01)	$ -	$ (0.01)	$ (0.01)	$ -	$ (0.01)

	Three Months Ended			Nine Months Ended
	September 30, 2009			September 30, 2009

	As Previously Reported	Correction of Error	As Corrected For Error	As Previously Reported	Correction of Error	As Corrected For Error

Operating loss	$ (1,411)	$ -	$ (1,411)	$ (4,113)	$ -	$ (4,113)
Interest and other income	94	-	94	915	-	915
(Benefit) Provision for income taxes	124	(256)	(132)	124	(751)	(627)
Loss from continuing operations	(1,441)	256	(1,185)	(3,322)	751	(2,571)
Discontinued operations, net	642	(256)	386	1,915	(751)	1,164
Net loss	$ (799)	$ -	$ (799)	$ (1,407)	$ -	$ (1,407)

Basic and diluted loss per common share:
Loss from continuing operations	$ (0.03)	$ -	$ (0.03)	$ (0.07)	$ 0.01	$ (0.06)
Discontinued operations, net	0.01	-	0.01	0.04	(0.01)	0.03
Basic and diluted loss per common share	$ (0.02)	$ -	$ (0.02)	$ (0.03)	$ -	$ (0.03)